Filed pursuant to Rule 424(b)(2)

Registration No. 333-153546

PROSPECTUS

Octagon 88 Resources, Inc.

10,000,000 Shares of Common Stock

Summary of Offering

Terms of Offering

This Prospectus relates to the sale of up to 10,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by Octagon 88 Resources, Inc., a Nevada company (“we”, “us” ,“our”, or similar terms).  This offering will be conducted on a best efforts basis for up to ninety (90) days following the date of this Prospectus at a fixed price of $0.01 per Common Share.  There is no requirement to sell any specific number or dollar amount of securities, but we will use our best efforts to sell the securities offered.  We will not return any funds raised from investors in the event that we do not sell all of the securities being offered or if the funds raised are insufficient for the purposes set forth herein.  Octagon 88 Resources, Inc. will issue a news release upon the closing of this Offering.

There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to us for our use. We are not using an underwriter for this Offering. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

Compensation

There are no cash or property interest that will be paid as compensation in connection with the Offering, including, but not limited to, underwriting discounts and/or commissions.

Participation in Costs and Revenues

None

Application of Proceeds

We are raising up to a total of $100,000 under this Offering.   We have raised a total of $15,060 prior to this Offering.  We expect to expend $40,000 from the proceeds of this Offering plus our existing working capital on our proposed business plan of which a total of $10,000 will pay the acquisition costs of the oil and gas assets and $30,000 is proposed to fund exploration expenses on the oil and gas assets as required under our agreement on the oil and gas assets.  From our initial working capital we have paid a total of $10,000 to fund the initial costs of preparation of this prospectus and $5,000 towards the acquisition of our oil and gas assets, of which we are required to pay a further $10,000 in acquisition costs and $30,000 in exploration costs on or before June 14, 2010 upon completion of this Offering.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 4.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and is subject to change.  We may not sell these securities until the registration statement relating to these securities has been filed with the SEC and is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is September 24, 2008.

(i)

DEALER PROSPECTUS DELIVERY OBLIGATION

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

DEFINITIONS

The definitions set forth below shall apply to the indicated terms as used in this prospectus.

Blowouts

“Blowout” is the uncontrolled release of a formation fluid, usually gas, from a well being drilled, typically for petroleum production.  A blowout is caused when a combination of well control systems fail-primarily drilling mud hydrostatics and blow-out preventers (BOPs) and formation pore pressure is greater than the wellbore pressure at depth.

CAPL

“CAPL” means the Canadian Association of Petroleum Landmen.  CAPL is a professional organization for people involved in all aspects of petroleum land management.  The CAPL membership includes individuals responsible for the acquisition, administration and disposition of mineral and/or surface rights for petroleum exploration and production companies, as well as related service and financial companies in the energy industry.

Cratering

“Cratering” is when the walls of a hole cave in.

Crown Royalties

“Crown Royalties” means by virtue of an Act or an agreement made between the Lieutenant-Governor in Council and a person or corporation or a Crown grant, lease, licence, concession or other arrangement there is or has been reserved to the Crown a royalty or payment in the nature of a royalty or percentage upon the value, whether gross or net, of the profits, whether gross or net, derived from minerals, timber, power or other produce or thing or commercial operation, all of which are in this Act referred to as royalty, it shall be considered to be a term of the Act, agreement, grant, lease, licence, concession or other arrangement unless otherwise expressly stated that the mineral, timber, power or other product or thing shall be disposed of at or about the current commercial market value.

The sales shall be made and the operations carried on upon ordinary and reasonable commercial terms and conditions so as to give to the Crown the royalty that is fair under the circumstances.

Where the royalty is upon net profits or returns or values, the charges deducted from the gross in order to arrive at the net profits shall be fair and reasonable and according to commercial practice.

Where a royalty arises out of land, minerals, timber or water power it shall be considered to attach to and run with the land, minerals, timber or water power in the hands of every person or corporation to whom it is conveyed or by other means comes.

A person or corporation receiving the profits is liable to pay and shall pay the royalty arising during his or her ownership or operation but where an enterprise is divided into parts by way of conveyance or otherwise, the arbitrators appointed as provided in this Act shall apportion the royalty amongst the owners or operators.

Drill Stem Test

A drill stem test (DST) is a procedure for testing the surrounding geological formation through the drill pipe.

Dry Hole or Well.

A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed the related oil and natural gas operating expenses and taxes.

Farmee

The party that acquires the rights to drill and earn an assignment of the leasehold interest, receiving a farm-in.

Farmor

The party that assigns the rights to a Farmee.

Farm-in or farm-out

An agreement whereunder the owner of a working interest in an oil and natural gas lease assigns the working interest or a portion thereof to another party who desires to drill on the leased acreage.  Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage.  The assignor usually retains a royalty and/or reversionary interest in the lease.  The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field

Field is an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Mud

Mud is a term that is generally synonymous with drilling fluid and that encompasses most fluids used in hydrocarbon drilling operations, especially fluids that contain significant amounts of suspended solids, emulsified water or oil.  Mud includes all types of water-base, oil-base and synthetic-base drilling fluids.  Drill-in, completion and workover fluids are sometimes called muds, although a fluid that is essentially free of solids is not strictly considered mud.

Oil Pool

An oil pool is a subsurface oil accumulation.  An oil field can consist of one or more oil pools or distinct reservoirs within a single large trap.  The term "pool" can create the erroneous impression that oil fields are immense caverns filled with oil, instead of rock filled with small oil-filled pores.

Porosity

Porosity is the percentage of pore volume or void space, or that volume within rock that can contain fluids.  Porosity can be a relic of deposition (primary porosity, such as space between grains that were not compacted together completely) or can develop through alteration of the rock (secondary porosity, such as when feldspar grains or fossils are preferentially dissolved from sandstones).  Effective porosity is the interconnected pore volume in a rock that contributes to fluid flow in a reservoir.  It excludes isolated pores.  Total porosity is the total void space in the rock whether or not it contributes to fluid flow.  Thus, effective porosity is typically less than total porosity.

Reservoir

A reservoir is a subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.  Sedimentary rocks are the most common reservoir rocks because they have more porosity than most igneous and metamorphic rocks and form under temperature conditions at which hydrocarbons can be preserved.  A reservoir is a critical component of a complete petroleum system.

Shut In

To close the valves on a well so that it stops producing.

Sour Gas

Sour gas is a general term for those gases that are acidic either alone or when associated with water.  Two sour gases associated with oil and gas drilling and production are hydrogen sulfide, H2S, and carbon dioxide, CO2.  Sulfur oxides and nitrogen oxides, generated by oxidation of certain sulfur- or nitrogen-bearing materials, are also in this category but not found in the anaerobic conditions of the subsurface.  Sour gas releases may impact on the environment and be the subject of the ability of a well to produce.

Strata

In geology and related fields, a stratum (plural: strata) is a layer of rock or soil with internally consistent characteristics that distinguishes it from contiguous layers.  Each layer is generally one of a number of parallel layers that lie one upon another, laid down by natural forces.  They may extend over hundreds of thousands of square kilometers of the Earth’s surface.  Strata are typically seen as bands of different colored or differently structured material exposed in cliffs, road cuts, quarries, and river banks.  Individual bands may vary in thickness from a few millimeters to a kilometer or more.  Each band represents a specific mode of deposition - river silt, beach sand, coal swamp, sand dune, lava bed, etc.

Geologists study rock strata and categorize them by the material in the beds. Each distinct layer is usually assigned to a “formation” name usually based on a town, river, mountain, or region where the formation is exposed and available for study.

Undeveloped acreage

Undeveloped acreage is a lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working Interest or WI

The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

Work-over

Operations on a producing well to restore or increase production.

Viking Formation

The Viking Formation and equivalent strata are Albian in age and occur within the Cretaceous Colorado Group. Viking and equivalent units (Bow Island Formation, Paddy Member, Pelican Formation, Newcastle Member) extend over practically the entire Western Canada Sedimentary Basin. They represent a wedge-shaped coarse clastic interval that prograded from the Cordilleran orogenic belt eastward into the foreland basin. Interbedded, predominantly marine-influenced sandstones and shales make up the Viking and equivalent units, which range in thickness from a few metres on the eastern margin of the basin to over 175 m in southwestern Alberta. The Viking and Bow Island formations, and Paddy Member have proven to be prolific oil- and gas-bearing units  and, as such, have been the target for exploratory drilling for several decades. Recent estimates indicate that Viking and equivalent strata contain in the order of 5 and 8 percent, respectively, of the oil and gas reserves known to exist in Alberta alone.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “Risk Factors.”  An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

PROSPECTUS SUMMARY

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets. We have elected to make this public offering of securities to raise the funds that are necessary to commence the expansion of our present operations.  Our decision to finance our expanded operations through this Offering is based on a presumption that we ill be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.   Following the effective date of the registration statement on Form S-1 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

OUR ADDRESS AND TELEPHONE NUMBER

Our principal executive offices are located at 19 Briar Hollow Lane, Suite 115, Houston, Texas, 77027. Our telephone number is (713) 552-9800.

Reporting Currency

Although our financial statements are reported in US Dollars and are prepared according to U.S. GAAP, our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies. For such purposes, the exchange rate means the noon buying rate for United States dollars from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  As we were recently incorporated in the State of Nevada on June 9, 2008, the following is a table of the Noon Buying Rates on the last day of each month for the last three months ended August 31, 2008.

	June	July	August
At end of period	0.9817	.9766	.9416
Average for period	0.9835	.9870	.9482
High for period	0.9987	.9904	.9522
Low for period	0.9726	.9839	.9450

On September 12, 2008, the Noon Buying Rate in effect for Canadian dollars exchanged for United States dollars was Cdn$0.9426.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, the following is a general description of significant risk factors which should be considered.  You should carefully consider the following material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

Risks Relating to Oil and Gas Operations

The oil and gas industry is highly competitive and we may be unsuccessful in acquiring further leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff for suitable business opportunities, desirable oil and gas properties for drilling operations, drilling equipment and funds. We may be unable to raise the necessary funds or complete any projected work.

As our Lease is in the exploration stage, we may not be able to establish commercial reserves on it.

Exploration for commercial reserves of oil and gas is subject to a number of risk factors. Few of the prospects that are explored are ultimately developed into producing oil and/or gas wells. Our Lease is in the exploration stage, unproved and without proved reserves of oil and gas. We may not be able to establish commercial reserves on our Lease.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company, any of which may have a material adverse effect on our company.

The potential profitability of oil and gas projects is dependent upon many factors beyond our control, including: world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging or controls; adverse weather conditions can hinder drilling and production operations; production from any well may be unmarketable if it is impregnated with water or other deleterious substances; and the marketability of oil and gas which may be acquired or discovered will be affected by proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company. Further, exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Oil and gas operations in Canada are also subject to Federal and Provincial laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling and production operations to be conducted; we may not receive such permits. Furthermore oil and gas operations in Canada are also subject to Federal and Provincial laws and regulations including, but not limited to: the construction and operation of facilities; the use of water in industrial processes; the removal of natural resources from the ground; and the discharge/release of materials into the environment.

Environmental standards imposed by Federal and Provincial authorities may be changed or such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our current and anticipated exploration and drilling activities are subject to the aforementioned environment regulations. When and if we establish reserves or enter into production, we will become subject to additional regulations which do not currently pertain to us or affect our current operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

RISKS RELATING TO OUR BUSINESS

We have not yet fulfilled our obligations relating to the acquisition of our working interest in the Lease.

We are obligated to pay an additional $10,000 and spend a minimum of $30,000 on exploration related expenses before we will have earned our 50% working interest.   If we fail to raise sufficient funds under this Offering, we could lose the lease and you could lose all of your invested funds.

We have no operating history and have earned no revenues to date.

We have no operating history or revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period.

Hydrocarbon exploration is highly speculative in nature and there can be no certainty of our successful development of profitable commercial operations.

The exploration and the development of oil and gas properties involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of a commercially viable reservoir may result in substantial rewards, few properties which are explored are ultimately developed into producing properties.  Substantial expenses may be incurred to locate and establish hydrocarbon reserves, to establish processing facilities at a particular site and to establish delivery mechanisms for any produced resource.  Whether a hydrocarbon discovery will be commercially viable depends on a number of factors, some of which are: the particular attributes of the reservoir, such as size, porosity, permeability, water cut, proximity to infrastructure; hydrocarbon prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of hydrocarbon and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital and, in fact, may cause our business to fail.

Although we do not currently have production from the Lease, we intend to pursue the development of the Lease in order to determine if production potential exists and, if so, to produce the Lease. There is no certainty that the expenditures made by us towards the exploration and evaluation of Lease will result in discoveries of commercial quantities of hydrocarbon.

Oil and gas exploration operations generally involve a high degree of risk.

Oil and gas exploration operations are subject to all the hazards and risks normally encountered in the exploration, development and production of hydrocarbon, including unusual and unexpected geological formations, seismic activity, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, well bores, damage to life or property, environmental damage and possible legal liability. Oil and gas operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Oil and gas operations are subject to hazards such as equipment failure which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our oil and gas operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of our working interest in the Lease; (iii) cause delays or a stoppage in the exploration of hydrocarbon; (iv) result in damage to or destruction of processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

We are an exploration-stage company with no operating history and our estimates of hydrocarbon potential are only preliminary and based primarily on past, publicly available geological reports which may not reflect the actual reserves or the economic viability of the Lease.

Categories of inferred, probable and proved resources are recognized in order of increasing geological confidence.  However, resources are not equivalent to reserves and do not have demonstrated economic viability.  There can be no assurance that resources in a lower category may be converted to a higher category, or that resources can be converted to reserves.  Inferred resources cannot be converted into reserves as the ability to assess geological continuity is not sufficient to demonstrate economic viability. Due to the uncertainty which may attach to inferred resources, there is no assurance that inferred resources will be upgraded to probable or proved resources with sufficient geological continuity to constitute proven and probable reserves as a result of continued exploration.

There is a degree of uncertainty to the estimation of reserves.  The estimating of reserves is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and geological information.  There is significant uncertainty in any reserves estimate, and the actual reserves encountered, if any, and the economic viability of any reserves may differ significantly from our estimates. Until reserves are actually produced, the quantity of reserves must be considered as estimates only.  In addition, the quantity of reserves and resources may vary depending on, among other things, oil and gas prices.  Any material change in quantity of reserves may affect the economic viability of the Lease.  In addition, there can be no assurance that recoveries in past drill stem tests will be duplicated in a larger scale tests under on-site conditions or during production.  Fluctuation in hydrocarbon prices, results of drilling, testing and production and the evaluation of the Lease subsequent to the date of any estimate may require revision of such estimate.  The volume of reserves produced and recovery rates may not be the same as currently anticipated.  Estimates may have to be recalculated based on changes in prices of further exploration activity.  This could materially and adversely affect estimates of the volume reserves, estimated production rates, or of our ability to extract these reserves. These factors could have a material negative effect on our financial condition, results of operations and future cash flows.

We may not be able to compete with current and potential exploration companies, most of whom have greater resources and experience than we do in developing oil and gas reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many exploration companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.  This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for oil and gas, such as general accidents, explosions, chemical exposure and poisonous gases.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel.  Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Hydrocarbon resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the hydrocarbon industry.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to oil and gas operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration of hydrocarbon reserves are subject to all of the usual hazards and risks associated with such exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of the Lease.  Difficulties, such as unusual or unexpected natural obstructions encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

The prices of oil and gas are highly volatile and a decrease in oil and gas prices can have a material adverse effect on our business.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of oil & gas fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the oil and gas market, from the time exploration for reserves is undertaken and the time production can commence, can significantly affect the profitability of a project.  Accordingly, we may begin to develop a property at a time when the price of the underlying reserves make such exploration economically feasible and subsequently, incur losses because oil and gas prices have decreased.  Adverse fluctuations of the oil and gas market price may force us to curtail or cease our business operations.

If we lose the services of any of our management team, we may not be able to continue to operate our business and may be required to cease operations.

Neither Mr. Clinton Bateman, our President and Director, nor Kara McDuffie, our Secretary-Treasurer and Director have significant prior experience in the oil and gas industry.  Although Mr. Bateman has owned oil and gas working interests and royalty interests, and has performed accounting and auditing services for oil and gas companies, and although Mrs. McDuffie has performed accounting and auditing services for oil and gas companies, both Mr. Bateman and Mrs. McDuffie lack technical training and experience in starting or operating an oil and gas company and their exploration experience is non-existent.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.  Mr. Bateman currently spends up to 6 hours per week on O88’s business and the loss of his services would negatively impact our operations.  Mrs. McDuffie currently spends approximately 2 hours per week on O88’s business and the loss of her services would negatively impact our operations.  If we lost the services of these individuals, we would be forced to find other qualified management personnel to assist us in exploration of the Lease.  This could be costly to us in terms of both time and expenses. We do not maintain an employment agreement with either Mr. Bateman or Mrs. McDuffie nor do we have key-man life insurance on them.  Therefore, if we were unable to replace the services and experience of these people, we may be forced to discontinue our operations.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Subsequent to the fully-subscribed offering under this Prospectus, our principal stockholder and our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 76% of our outstanding Common Shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stock holders for approval including:

-  election of our board of directors;

-  removal of any of our directors;

-  amendment of our Articles of Incorporation or By-laws; and

 -  adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our Common Shares.  Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as drilling rigs, service rigs, and excavators that we might need to conduct exploration.  We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.  We will attempt to locate products, equipment and materials after this offering is complete.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of exploring and, if warranted and feasible, developing natural resource properties.  The Lease is in the exploration stage only and is without known reserves of natural resources.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We are an exploration stage company, and there is no assurance that a commercially viable “reserve” exists in the property on which we have the Lease.

We are an exploration stage company and cannot assure you that a commercially viable “reserve,” exists on our Lease.  Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable reserve on the Lease, our financial condition and results of operations will be materially adversely affected.

We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition of, and exploration of natural resource properties which do not have any income-producing reserves.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

It is possible that there may be native or aboriginal claims to our property which could result in us incurring additional expenses to explore the Lease.

Although we believe that we have the right to explore the Lease, we cannot substantiate that there are not native or aboriginal claims to the Lease.  If a native or aboriginal claim is made to this Lease, it would negatively affect our ability to explore this Lease as we would have to incur significant legal fees protecting our right to explore theLease.  We may also have to pay third parties to settle such claims.  If it is determined that there is a legitimate claim to this Lease then we may be forced to return this Lease without adequate consideration.  Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

Our management lacks team lacks technical training and/or experience in oil and gas exploration.

Neither Clinton F. Bateman, our President and Director, nor Kara McDuffie, our Secretary and Director, have significant prior experience in the oil and gas industry. Although Mr. Bateman has owned oil and gas working interests and royalty interests, and has performed accounting and auditing services for oil and gas companies, and although Mrs. McDuffie has performed accounting and auditing services for oil and gas companies, both persons lack technical training and experience in starting or operating an oil and gas company and their exploration experience is non-existent.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

RISKS RELATING TO OUR COMMON SHARES AND THE TRADING MARKET

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 Common Shares with par value of $0.0001. The future issuance of our authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing shareholders.  We may value any Common Shares issued in the future on an arbitrary basis.  The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none do so.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

 We may, in the future, issue additional Common Shares or other securities, including ~~our~~ Preferred Shares, which would reduce investors’ percentage ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of 400,000,000 Common Shares with $0.0001 par value. There are no other classes of securities authorized.  We may value any securities issued in the future on an arbitrary basis.  The issuance of additional securities for future services or acquisitions or other corporate actions may also have the effect of diluting the value of the shares held by our investors and might have an adverse effect on the trading market for our Common Shares.

RATIO OF EARNINGS TO FIXED CHARGES

Not Applicable

USE OF PROCEEDS

We intend to raise $100,000 dollars from the sale of 10,000,000 shares of common stock at $0.01 per share.  This Offering has a maximum amount of $100,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

We have already raised a total of $15,060 dollars from the sale of common stock.  The total amount of $15,060 dollars has been raised from the sale of stock to officers and directors.  These shares sold are restricted and are not being registered in this Offering.  As at   June 30, 2008, we had prepaid expenses of $5,000 dollars to offset against expenses with respect to the drafting of this prospectus. We also paid a down payment of $5,000 on our oil and gas  lease and we are required to pay an additional $10,000 for the oil and gas lease at the closing of this Offering.

We estimate it will require an additional $15,000 for the costs of the Offering expected to total $20,000 which will include legal, accounting and administrative expenses.   We intend to use our existing cash of $5,060 for working capital. Monies we raise from this Offering will be used to finance our plan of operations, to pay the $10,000 in final payment of the acquisition costs for our oil and gas assets and to pay the estimated additional costs of $15,000 dollars for this Offering. None of the proceeds will be used to pay officers or directors or to repay any loans from officers or directors.

Should we raise the entire $100,000 we are seeking from this Offering and pay out the costs of the Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering.  If we fail to raise $100,000 we are seeking from this Offering, we will have to find other methods to raise additional funds to pay for the expenses of this Offering and for our ongoing operations.  If we are unable to raise additional funding through this Offering or from other sources, we will not be able to survive more than several months.  In that event, it will be critical that we begin to realize revenues as quickly as possible.  We will require additional funding from either outside sources or from reserves to survive past our first year of operations.  At this time, we have no anticipated sources of additional funds.

DETERMINATION OF OFFERING PRICE

Common Equity

There is no established market for our stock.  The offering price for shares sold pursuant to this Offering is set at $0.01 per common share.  The thirty-two million and forty-two thousand (32,042,000) shares of common stock already purchased by officers and directors were sold as to for $0.0047 per share.  All of the shares of outstanding common stock are restricted.  The additional factors that were included in determining the sales price of our stock are the lack of liquidity, as there is no present market for our stock, and the high level of risk due to our lack of operating history.

 Warrants, Rights And Convertible Securities

None.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.01 per share through this Offering.  Since our inception on June 9, 2008, officers and directors have purchased shares of our common stock for $0.0047 per share.

As at June 30, 2008, our net tangible book value was $0.0004 per common share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $94,133 or approximately $0.002 per share, which would represent an immediate increase of $0.002 in net tangible book value per share and $0.008 or 80% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.01 per share.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% per cent of the offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.000	0.000	0.000	0.000
Net Tangible Book Value Per Share After Stock Sale	0.001	0.001	0.002	0.002
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	0.000	0.001	0.001	0.002
Immediate Dilution (subscription price of $0.01 less net tangible book value per share)	0.009	0.009	0.008	0.008

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Immediate Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.01 $ 0.0004 $ 0.002 $ 0.002 $ 0.008 80%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.

(3)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less the offering costs of $31,250.

(4)

The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two (2) paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, our officers and directors.  The existing stockholders have purchased a total of 32,042,000 shares for an aggregate amount of $15,060, or an average cost of $0.00047 per share.  Your investment in our shares will cost you $0.01 per share.  In the event that this Offering is fully subscribed, the book value of the stock held by the existing stockholders will increase by $0.002 per share, while your investment will decrease by $0.008 per share.

If this Offering is fully subscribed, the total capital contributed by new investors will be $100,000.  The percentage of capital contribution will then be 13.1% for the existing stockholders and 86.9% for the new investors.  The existing stockholders will then hold, as a percentage, 76.21% of our issued and outstanding shares, while the new investors will hold, as a percentage, 23.79%.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 42,042,000 shares of common stock outstanding.  Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.  All of the remaining 32,042,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of common stock then outstanding, which will equal 420,420 shares of common stock immediately after this offering; and

-

If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

-

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this prospectus.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

New Underwriters

See above.

Other Distributions

Our officers and directors, Mr. Clint Bateman and Ms. Kara McDuffie will sell securities on our behalf in this Offering.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Mr. Bateman and Ms. McDuffie are not subject to a statutory disqualification as such term is defined in Section 3 (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.001 per share, with no minimum amount to be sold.  Our officers, directors and existing stockholders and affiliates will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this prospectus, whichever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

 Offerings On Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative On Board Of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification Of Underwriters

None.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization And Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock with $0.0001 par value.  We are not authorized to issue any series or shares of preferred stock.  Each record holder of common stock is entitled to 1 vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants And Rights

None.

Other Securities

Not applicable.

Market Information For Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Cordovano and Honeck LLP, of Englewood, Colorado, have audited our financial statements for the period ended June 30, 2008, and presented its audit report dated August 18, 2008, regarding such audit which is included with this prospectus with Cordovano and Honneck LLP’s consent as experts in accounting and auditing.

King and Company has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with King and Company’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

General Development of Business/Narrative Description of Business

We were incorporated on June 9, 2008, in the State of Nevada.  We are a natural resource exploration company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.  We have begun our business operations by acquiring the right to earn a 50% working interest in an Alberta, Canada petroleum and natural gas lease.  Our planned work program is to carry out exploration work on this lease in order to ascertain whether it possesses hydrocarbon reserves in commercial quantities.   We have budgeted a total of up to $45,000 from our funds to be raised under this offering for lease costs and oil and gas exploration.   We plan to use the funds raised to undertake work on the leases in an attempt to definitively delineate the aerial extent of the anomalies so that we can make an information determination of the exploration process going forward to ascertain whether the lease possesses hydrocarbon reserves in commercial quantities.  There can be no assurance that our lease contains a commercially viable hydrocarbon reserve until appropriate exploratory work is completed and an evaluation based on that work concludes further work programs are justified.  Should we determine not to undertake further work on the lease we will seek other exploration and development prospects in the Province of Alberta, Canada.

We are a development stage company.  We currently have no revenue and no significant assets except that relating to the Lease Agreement as set forth below.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, save for the acquisition of the right to earn a 50% working interest in an oil and gas prospect nor have we been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Neither we nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

During the first 6 months of our current fiscal year (the “Initial Period”), we plan to explore our current oil and gas prospects.  We will also seek acquisitions of oil and gas properties where management believes further exploitation and development opportunities exist.  We plan to pursue both oil and natural gas prospects.  In selecting exploration, exploitation and development prospects, our management will choose those that offer an appropriate combination of risk and economic reward, recognizing that all drilling involves substantial risk and that a high degree of competition exists for prospects.  We do not intend to purchase other oil and gas companies, but rather identify oil and gas projects that other companies have made available on the open market.  No assurance can be given that drilling will prove successful in establishing commercially recoverable reserves.  See “Risk Factors.”

During the Initial Period, our business strategy is to focus on exploring for oil and natural gas reserves on our current oil and gas lease with the eventual long-term goal of maintaining working interests in properties that will allow for operatorship or the potential for operatorship.  Currently, we will not undertake any prospects that require operatorship as we do not have sufficient staff or expertise to do so.  We will initially concentrate on acquiring small working interests in exploration properties where the costs fit in with our proposed budget and for only those properties that have qualified operators.  Acquisitions will be targeted in areas that will compliment our exploration endeavors.  We intend to seek out, analyze and complete corporate mergers and asset acquisitions where value creation opportunities have been identified.

During the Initial Period, we intend to focus our business operations on obtaining higher quality reservoirs and to create value through exploitation, development and exploration activities on to be acquired oil and gas prospects with a view to increasing stockholder value and returns.  We will use the following operation and financial management techniques to increase stockholder value and returns, taking into account our financial position, taxability and access to debt and equity financing:

•

- Focus growth capital to higher quality reservoirs;

•

- Utilize production enhancement techniques to increase productivity and add value within the parameters of good oilfield production practices;

•

- Create value from our asset base through exploitation, development and exploration activities; and

•

- Utilize risk management opportunities through hedging or other means for cash flow management.

We hope to acquire exploitation and exploration drilling prospects, but may consider acquiring properties that have existing production in order to generate cash flow for operations during the Initial Period.  There can be no assurance that we will be successful in acquiring any properties that will allow us to generate revenues.

We will endeavor to acquire and explore for longer life reserves that will withstand several pricing cycles and will attempt to focus our asset base on a select number of areas with desirable characteristics.  It is anticipated that the number and diversity of these focus areas will expand with the growth of our business.

With a focus on enhancing stockholder value, we intend to look to acquire and develop oil and gas assets that have as many of the following characteristics as possible:

•

- Exhibit the potential for delivering superior rates of return on capital employed;

•

- Accretive to cash flow per share;

•

- Accretive to net asset value;

•

- Accretive to reserves per share;

•

•

- Potential for value enhancement through further exploitation, including improved production practices, additional development drilling, infill drilling or re-drilling/re-completion and improved marketing arrangements;

•

- Assets that include associated undeveloped lands for development and exploration opportunities;

•

- Geological opportunities with multi-zone potential; and

•

- Near-term market access and sufficient infrastructure for increased activity.

Principal Products Or Services And Their Markets

Our principal products are intended to be oil and gas and any related saleable by-products.  Our markets will be the Province of Alberta.  We currently do not have any oil and gas production or products.

Distribution Methods Of The Products Or Services

We will rely on the operator of our oil and gas wells to distribute any oil and gas and saleable by-products.

Status Of Any Publicly Announced New Product Or Service

Not applicable.

Competitive Business Conditions

Our competition comes from other oil and gas companies that are acquiring oil and gas assets that we would contemplate acquiring due to its investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.

Sources And Availability Of Raw Materials And Names Of Principal Suppliers

Not Applicable

Dependence On One Or A Few Major Customers

We are not dependent on one or a few major customers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present, we do not hold any intellectual property nor do we anticipate that we will have any need for any intellectual property.

Need For Government Approval Of Principal Products Or Services

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding 1 year in the case of light crude, and not exceeding 2 years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”).  Any oil export to be made pursuant to a contract of longer duration (to a maximum of twenty-five (25) years) requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada.  Natural gas exports for a term of less than two years or for a term of 2 to 20 years (in quantities no greater than 30,000 m3/day) must be made pursuant to an NEB order.  Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

The government of Alberta also regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

Research And Development Activities

We have not incurred any research and development costs to date and we have no plans to undertake any research and development activities.

Costs And Effects Of Compliance With Environmental Laws

Our oil and gas acquisitions will be subject to numerous federal, state and local laws and regulations relating to environmental protection from the time oil and gas projects commence until abandonment.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the reclamation and abandonment of wells and facility sites and the remediation of contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

We take the issue of environmental stewardship very seriously and will work diligently with our operators to insure compliance with applicable environmental and safety rules and regulations.  However, because environmental laws and regulations are becoming increasingly more stringent, there can be no assurances that such laws and regulations or any environmental law or regulation enacted in the future will not have a material effect on our operations or financial condition.

Employees

We presently have no employees.  We hire consultants as required and rely on present management, being the directors and officers, to direct our business.  We will need to hire employees with experience in the oil and gas industry as we implement our business plan to grow the Company by the acquisition of exploration and development properties where the Company may participate in drilling or in the acquisition of any business in the oil and gas industry.  As we grow through acquisitions we will require employees with oil and gas expertise to review potential acquisitions and accounting and administrative staff to manage revenues and expenditures.  We intend to hire these employees as we raise capital and complete acquisitions requiring these employees.  Should we find a property or properties of merit which would require an operator, we would need to hire additional staff for operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St. NE, Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Foreign Issuers

Not applicable.

DISCLOSURE OF OIL AND GAS OPERATIONS

We currently hold, as our sole asset, the right to earn a 50% working interest in an Alberta, Canada Petroleum and Natural Gas Lease Number 050606526, (the “Lease”) which Lease comprises approximately 640 acres of land with petroleum and natural gas exploitation rights from the surface to the base of the Viking formation, which base is approximately 5000 feet below the surface of the Lease. Unless hydrocarbon is produced from the Lease on or before June 14, 2011, the Lease may expire, in which case we would have no further claim on the Lease. The Lease is  located in central Alberta, Canada, at section 14, Township 58, Range 13, W5 which is approximately 130 miles northwest of Edmonton, Alberta in the area known as “Goodwin”.  We agreed to pay a non-affiliated Canadian public company (the (“Farmor”) $15,000 toward our 50% working interest in the Lease. Prior to this Offering we have paid $5,000 toward this cost.   We expect to pay the remaining $10,000 from the proceeds of this Offering.  In order to earn our 50% working interest we must also expend a total of $30,000 in exploration costs on or before June June 14, 2010.  In the event that our planned work program indicates that a drilling or re-completion is warranted, it is anticipated that the Farmor will be the operator. The Farmor purchased a 100% working interest in the Lease at an Alberta Government auction on June 14, 2006 for the sum of Cdn$30,494.00. The Lease is for 5 years and expires on June 14, 2011 unless continued by the production of hydrocarbons, in which case the Lease will be continued until the Lease is abandoned. Our valuation of the Lease and our decision to proceed further toward exploitation was based on information in the public domain.  We acquired our right to earn our 50% working interest from the Farmor, through arms-length negotiation, on June 10, 2008. There is an abandoned wellbore on the Lease which wellbore was abandoned on November 19, 1985 and which was drilled by a company unaffiliated with either our Company or the Farmor. That company drilled and abandoned the well and the exploitation rights subsequently reverted back to the Alberta government. The well logs that were run on the well indicate multiple anomalies that may indicate the presence of hydrocarbon in what is known as the Belly River formation. There were also Drill Stem Tests performed on one Belly River anomaly at approx. 2050 feet drill depth that produced at a rate of approximately 127,000 cubic feet per day of natural gas. A Drill Stem Test isolates a specific downhole interval in order to determine what, if anything, can be recovered or produced from that specific downhole depth interval. The Farmor has performed initial geological analysis to try to determine the aerial extent of the anomalies but the results have been inconclusive. We plan to do additional work to more definitively delineate the aerial extent of the anomalies so that we can make a more informed determination of the exploration process going forward. No commercially viable reserves may exist on our Lease.  Our plan of operations is to carry out exploration work on this Lease in order to ascertain whether it possesses hydrocarbon reserves in commercial quantities.  We can provide no assurance to investors that our Lease contains a commercially viable hydrocarbon reserve until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  As of the date of this Prospectus, we are not in possession of any more recent data on the Lease.  Further, we are not in possession of sufficient data to provide reliable estimates on the quantity, if any, of the potential hydrocarbon reserves which may exist on the Lease.  At the time of this Prospectus, we have no known reserves on our Lease.

Reserves Reported to Other Agencies

We have only recently been incorporated and begun operations, there have been no reserves reported to other agencies since our inception.

Production

We have no production data since our incorporation.

Productive Wells and Acreage

We are in the early stages of development, and thus, do not have any productive wells and/or acreage.

Undeveloped Acreage

Goodwin Lease Section 14, Township 58, Range 13, W5

•

The Goodwin area is located approximately 130 miles northwest of Edmonton, Alberta, Canada.  The Canada Petroleum and Natural Gas Lease Number 050606526, comprises approximately 640 acres of land with petroleum and natural gas exploitation rights from the surface to the base of the Viking formation, which base is approximately 5000 feet below the surface of the Lease. Unless hydrocarbon is produced from the Lease on or before June 14, 2011, the Lease may expire, in which case we would have no further claim on the Lease.

•

There is an existing abandoned wellbore on the lease which was abandoned on November 19, 1985. The well logs that were run on the well indicate multiple anomalies that may indicate the presence of hydrocarbon in what is known as the Belly River formation. There were also Drill Stem Tests performed on one Belly River anomaly at approx. 2050 feet drill depth that produced at a rate of approximately 127,000 cubic feet per day of natural gas.

•

The Farmor purchased a 100% working interest in the Lease at an Alberta Government auction on June 14, 2006 for the sum of Cdn$30,494.00.  The Lease is for 5 years and expires on June 14, 2011 unless continued by the production of hydrocarbons, in which case the Lease will be continued until the Lease is abandoned. We acquired our right to earn a 50% working interest from the Farmor, through negotiation, on June 10, 2008.  We are required to pay $15,000 plus spend a further $30,000 on exploration related expenses, on or before June 14, 2010,  to earn our 50% working interest. The Farmor has performed initial geological analysis to try to determine the aerial extent of the anomalies but the results have been inconclusive.

•

We plan to do additional work to more definitively delineate the aerial extent of the anomalies so that we can make a more informed determination of the exploration process going forward. No commercially viable reserves may exist on our Lease.

Drilling Activity

We have not undertaken any drilling activity on our existing lease and we do not intend to do so until such time as we have completed an evaluation of the anomalies to determine if drilling is merited.

Present Activites

On June 10, 2008, we executed a farm-out agreement with a non-affiliated company in the Goodwin area Section 14, Township 58, Range 13, W5 to earn a 50% working interest.   A copy of the farm-in agreement is appended as an exhibit to this registration statement.  We must raise the funds under this prospectus offering in order to undertake further work on the lease which is intended to be an evaluation of the aerial extent of the anomalies to make a determination as to the merits of further exploration on the leases.  Should we determine to proceed with further exploration on the leases, Unitech will be the operator and the Company will be required to contribute 100% of the exploration and/or drilling costs.  We cannot at this time estimate the costs that may be required, however, we intend to use up to $30,000 from our proceeds of the offering towards payment of, and evaluation of, the leases.

PROSPECTUS RELATING TO INTEREST IN OIL AND GAS PROGRAMS

Summary of Program

We have the right to acquire a 50% working interest in an oil and gas lease in the Goodwin area.  The operator has farmed out to us 50% of its 100% interest in the leases in return for $15,000 and an expenditure commitment of a further $30,000.   We will undertake further evaluation of the leases in order to determine if we should commence drilling or reentry of the existing well bore.  We intend to allocate $40,000 towards the remaining payment for the Lease and the  evaluation of, the Lease from the proceeds of this Offering.

It is not know at this time whether we will undertake further exploration activities on this prospect and we will not have any determination until our evaluation is completed.

Should we determine to proceed with further exploration the lease is accessible by all weather roads and pipeline exist within two miles of the Lease.

The Risk Factors

See “RISK FACTORS”

Definitions

See ‘DEFINITIONS”

Terms of The Offering

Common Shares Outstanding Before This Offering	32,042,000
Maximum Shares Being Offered	10,000,000
Maximum Common Shares Outstanding After This Offering	42,042,000

We are authorized to issue 400,000,000 shares of our common stock.  Our current stockholders collectively own 32,042,000 shares of restricted common stock.

This Offering consists of 10,000,000 shares of our common stock.  The Offering price is $0.01 per common share.

There is currently no public market for our common stock, as it is presently not traded on any market or securities exchange.

Additional Assessments

There are no assessments other than those disclosed in this prospectus which are currently known to us which may be later required from investors either for completion of wells of for drilling of additional wells.

Plan Of Distribution

See “PLAN OF DISTRIBUTION.”

Proposed Activities

Upon the completion of our financing, we intend to retain the required geological consultant to recommend and undertake a work program on our Lease.  We have budgeted a total of $30,000 for exploration costs related to the Lease.  Until such time as we have retained the required consultant we cannot accurately predict what work program they will recommend or what the annual costs for the exploration will be.  Our management believes that the $30,000 budgeted will be sufficient to carry out the first exploration program on the Lease.  Due to weather conditions we expect that this program will commence in the first half of 2009.  This is dependent on our ability to raise the required funds under this Offering.

During the first year of operations, we will concentrate our efforts exclusively on retaining a geological consultant to recommend and undertake a work program on our lease.  We have budgeted a total of $30,000 for exploration costs related to the lease.

Dependent on the success of the evaluation of the lease and any proposed work program, we will determine whether to expend further funds on drilling on our existing property.  Should we find determine not to proceed with this lease then we will attempt to identify other exploration prospects. We will be required to drill a successful well or wells in order to commence revenues.  We cannot state with certainty at this time how long it will take to find a suitable acquisition for which we will have sufficient funds, or if we do find an acquisition which is an exploration or development property, how long it will take to drill a well.  Further, there can be no guarantees that if we drill a well we will be successful in being able to produce oil or gas in sufficient quantities to sustain our operations.

By the ninth month, we intend to have determined whether we will drill a well or wells on our existing property or will need to find an alternative suitable oil and gas property.

By the end of this fiscal year, we plan to have at least one producing well and one additional exploration property on which we can start drilling.  We expect that we will either be able to fund this growth from existing revenues or by loans or equity financings.

At the current time, we have not commenced any operations other than the acquisition of the working interest in our lease.  It is possible that during the review of this prospectus we could find an acquisition that would fit within our business plan or that we would determine we should participate in drilling on our existing prospect, in which case, we will look to raise funds for this acquisition by way of loans or convertible debentures, or the sale of additional shares.

Application Of Proceeds

See  “USE OF PROCEEDS.”

Participation In Costs And Revenues

Upon payment of the initial lease costs and the expenditure of a minimum of $30,000 (including lease costs) we will have earned a 50% working interest in the Lease. Oil and gas production from the Lease will be subject to an Alberta Government gross overriding royalty of between 20% and 30% depending on the type of natural resource produced.    As we would own a 50% working interest we would be required to pay 50% of the costs of any further exploration programs.

Compensation

None.

Management

During the first stages of our growth, our officers and directors will provide all the management to further the sourcing of oil and gas properties at no charge.  Since we intend to operate with very limited administrative support which we expect to be undertake by part-time clerical assistants, otherwise our officers and directors will continue to be responsible for all other duties for at least the first year of operations.  We may need to hire industry experts to review properties prior to undertaking any acquisitions.  We have provided for the funds to hire these experts in our budget from the funds to be raised under this prospectus.  See also Item 11, “Directors and Executive Officers,” “Executive Compensation,” and “Security Ownership Of Certain Beneficial Owners And Management.”

Conflict Of Interest

See  “RISK FACTORS.”

Prior Activities

We were only incorporated on June 9, 2008, in the State of Nevada, and thus, are in the development stage.  Hence, we have no relevant prior activities to disclose.

Material U.S. Federal Income and Estate Tax Consequences to Non-US Holders

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus.  Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.  A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•

an individual citizen or resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof.  Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below.  This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances.  In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid United States federal income tax).  A change in law may alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, we recommend that you consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Farm-In Agreement

The Farm-In Agreement includes the following terms and conditions:

a)

Octagon will farm-in on the Lease on the basis of a 100% capital interest for a 50% working interest. For clarity, Octagon will pay 100% of all costs associated with drilling, re-completing, and testing and thereafter both Parties will pay their respective 50% of any go-forward costs;

b)

There is no payout account;

c)

Octagon will pay to URX, US$5,000 upon signing of this Agreement and a further US$10,000 upon the closing of Octagon’s financing as contemplated by the filing of a registration statement with the US S.E.C. (the “Financing”). If Octagon does not pay the required $10,000 within 30 days of the closing of the Financing, OR before June 30, 2009, whichever occurs first, Octagon will forfeit all rights to the Lease and will not receive any refund of the initial $5,000 paid;

d)

Upon the full payments in item (c) above being made, URX will provide Octagon with all of URX’s geological working papers with regard to the Lease. These working papers will remain the property of URX and they are provided to Octagon for the sole purpose of assisting Octagon with its exploration activities on the Lease;

e)

Upon the US$5,000 payment as set out in clause C above, Octagon will assume control of the timing of all activities related to the Lease. Octagon will forfeit control in the event that the US$10,000 payment referred to in clause C above is not paid in accordance with clause C above;

f)

Upon paying the $15,000 referred to in clause “c” above, Octagon acquires the right to operate, or appoint an operator for, the Lease; and

g)

The Parties acknowledge that this Agreement will expire on June 14, 2010 unless a minimum of $30,000 is expended on exploration related expenditures on or before June 14, 2010.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Executive Officers And Directors

Clinton F. Bateman – President, CEO, CFO and Director, Age 68

Mr. Bateman joined the Board of Directors and was appointed President, CEO, CFO on June 9, 2008.   The President of Bateman & Co., Inc., P.C., CPAs, since 1967, He is a graduate of Baylor University, 1962, BBA in Accounting and Economics. Mr. Bateman has served as President, Houston Chapter of TSCPA.  Vice President, Texas Society of CPAs.  President, International Association of Practising Accountants Americas Group.  Executive Committee, International Association of Practising Accountants worldwide.  Extensive committee service, Houston Chapter of TSCPA, Texas Society of CPAs, and American Institute of CPAs.  Board of Directors, Baylor University Hankamer School of Business.  Vice President, Houston Baylor Club.  Diaconate Board, Tallowood Baptist Church.  Board of Directors, Widowed, Inc.  Author of AICPA continuing professional education courses entitled, How To Do Writeup Work and Writeup Work Made Simple.  Author of various software programs for accounting profession, he has been a speaker at numerous seminars and is an accomplished singer and soloist. He is married and has three adult daughters, and four grandchildren.

Kara Bateman McDuffie – Secretary-Treasurer and Director, Age 36

Ms. Bateman was appointed a Director and Secretary-Treasurer on June 10, 2008.   Kara Bateman McDuffie, CPA, is Vice-President, Director, and a shareholder of Bateman & Co., Inc., P.C., a CPA firm in Houston, Texas, having joined the firm in 2000.  Previously, she was employed by Arthur Andersen, LLP for approximately five years.  Her experience is in auditing and tax services, and has served clients in the oil & gas, real estate, services, manufacturing, and many other industries.  Ms. McDuffie has MBA and BBA degrees from Baylor University.  She is married and has two sons.

Identification Of Certain Significant Employees

We do not presently have any employees.

Family Relationships

Kara Bateman McDuffie is the daughter of Clinton F. Bateman, our President. There are no other family relationships among our officers, directors, or persons nominated for such positions.

Involvement In Certain Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

EXECUTIVE COMPENSATION

From the date of our inception through the date of this prospectus, our executive officers have not currently received and are not accruing any compensation.  Our executive officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during our first year of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all of the beneficial owners, directors and nominees and our directors and executive officers as a group, known to us to own more than five (5) percent of any class of our voting securities as of September 10, 2008:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Clinton F. Bateman, 19 Briar Hollow Lane, Suite 115 Houston, Texas 77027	32,000,000	99.9%
Common	Kara Bateman McDuffie 19 Briar Hollow Lane, Suite 115 Houston, Texas 77027	42,000	0.01%
Common	Directors and officers as a group of two(2)	32,042,000	100.0%

 (1) The percent of class is based on the total number of shares outstanding of 32,042,000 as of September 10, 2008.

Changes In Control

None.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions With Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Clinton Bateman, a director and officer, purchased 32,000,000 shares of our common stock on June 9, 2008 in a private offering at a price of $0.00047 per share for a total of $15,040 and Ms. Kara McDuffie, a director and officer purchased 42,000 shares of our common stock on June 10, 2008 at a price of $0.00047 for a total of $20.

On June 30, 2008, we were indebted to Bateman & Co., Inc. P.C., a corporation controlled by Mr. Bateman and Ms. McDuffie for expenses in the amount of $927 advanced on our behalf.

Promoters And Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Parents

None.

CORPORATE GOVERNANCE

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.

the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.

the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

3.

the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.

the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.

the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our audited financial statements for the period ended June 30, 2008 appear on pages F-1 through F-11.

OCTAGON 88 RESOURCES, INC.

REPORT AND FINANCIAL STATEMENTS

June 30, 2008

(Stated in US Dollars)

Page

Audited Financial Statements

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Stockholders’ Equity	F-5

Statements of Cash Flows	F-6

Notes to Audited Financial Statements	F-7 to F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Shareholders

Octagon 88 Resources, Inc.:

We have audited the balance sheet of Octagon 88 Resources, Inc. as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from June 9, 2008 (inception) through June 30, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Octagon 88 Resources, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the period from June 9, 2008 (inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet engaged in an operating business, does not have sufficient capital to implement its business plan, and must rely upon uncompensated officers and directors to maintain essential business functions, which raises a substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck LLP

Englewood, Colorado

August 18, 2008

OCTAGON 88 RESOURCES, INC. (An exploration stage enterprise) Balance Sheet

June 30,
2008
ASSETS
Current assets:
Cash	$ 5,060
Prepaid expenses	5,000
Total current assets	10,060

Oil and gas properties:
Undeveloped, unproven properties	15,000
Total other assets	15,000
Total assets	$ 25,060

LIABILITIES
Current liabilities:
Accounts payable, related parties	$ 927
Farm-in agreement obligation	10,000
Total current liabilities	10,927

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 400,000,000 authorized,
32,042,000 shares issued and outstanding	3,204
Additional paid-in capital	11,856
(Deficit) accumulated during the development stage	(927)
Total stockholders' equity	14,133
Total liabilities and stockholders' equity	$ 25,060

The accompanying notes are an integral part of these financial statements.

OCTAGON 88 RESOURCES, INC. (An exploration stage enterprise) Statement of Operations

Inception,
June 9, 2008,
Through
June 30,
2008

Revenues	$ -

General and administrative expenses:
Organizational expenses	927
Total operating expenses	927
(Loss) from operations	(927)

Other income (expense):	-
(Loss) before taxes	(927)

Provision (credit) for taxes on income:	-
Net (loss)	$ (927)

Basic earnings (loss) per common share	$ -

Weighted average number of shares outstanding	32,042,000

The accompanying notes are an integral part of these financial statements.

OCTAGON 88 RESOURCES, INC. (An exploration stage enterprise) Statement of Stockholders' Equity

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception, June 9, 2008	-	$ -	$ -	$ -	$ -
Shares issued for cash	32,042,000	3,204	11,856		15,060
Development stage net (loss)				(927)	(927)
Balances, June 30, 2008	32,042,000	$ 3,204	$ 11,856	$ (927)	$ 14,133

The accompanying notes are an integral part of these financial statements.

OCTAGON 88 RESOURCES, INC. (An exploration stage enterprise)
Statement of Cash Flows

Inception,
June 9, 2008,
Through
June 30,
2008

Cash flows from operating activities:
Net (loss)	$ (927)
Adjustments to reconcile net (loss) to cash
provided (used) by development stage activities:
Changes in current assets and liabilities:
Prepaid expenses	$ (5,000)
Accounts payable, related parties	927
Net cash flows from operating activities	(5,000)

Cash flows from investing activities:
Acquisition of undeveloped, unproven properties	(15,000)
Net cash flows from investing activities	(15,000)

Cash flows from financing activities:
Proceeds from sale of common stock	15,060
Increase in balance due, properties purchase agreement	10,000
Net cash flows from financing activities	25,060
Net cash flows	5,060

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$ 5,060

Supplemental cash flow disclosures:
Cash paid for interest	$ -
Cash paid for income taxes	-

The accompanying notes are an integral part of these financial statements.

OCTAGON 88 RESOURCES, INC.

(An exploration stage enterprise)

Notes to Financial Statements

June 30, 2008

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Octagon 88 Resources, Inc. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on June 9, 2008.  We are currently based in Houston, Texas, USA.  We intend to operate in the U.S. and Canada.  We intend to use June 30 as a fiscal year for financial reporting purposes.

Clinton F. Bateman, our president, owns 32,000,000 of our 32,042,000 outstanding shares.

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.  We currently hold one lease, a 50% working interest in Alberta, Canada, described in more detail below.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We intend to engage a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board.  We are now exploring sources of capital.  In the current exploration stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Oil and gas properties – We use the successful efforts method of accounting for oil and gas properties.   Under that method:

a.

Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are charged to expense when incurred since they do not result in the acquisition of assets.

b.

Costs incurred to drill exploratory wells and exploratory-type stratigraphic test wells that do not find proved reserves are charged to expense when it is determined that the wells have not found proved reserves.

c.

Costs incurred to acquire properties and drill development-type stratigraphic test wells, successful exploratory well, and successful exploratory-type stratigraphic wells are capitalized.

d.

Capitalized costs of wells and related equipment are amortized, depleted, or depreciated using the unit-of-production method.

OCTAGON 88 RESOURCES, INC.

(An exploration stage enterprise)

Notes to Financial Statements

June 30, 2008

e.

Costs of unproved properties are assessed periodically to determine if an impairment loss should be recognized.

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using accelerated methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable FASB Statements regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 – Going concern:

At June 30, 2008, we were not currently engaged in an operating business and expect to incur exploration stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan.  Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although our principal shareholder has agreed to provide a limited amount of additional funds in the near term, there is no assurance that such efforts will succeed.  These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 – Prepaid expenses, registration costs and related commitments:

We intend to engage a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan.  Although no written agreement has been executed yet, the consulting firm has verbally agreed to perform the services necessary to file Form S-1 for a flat fee of $15,000, of which $5,000 has already been paid and is included in Prepaid Expenses in the accompanying balance sheet.  The balance of the agreed upon fee will be payable in varying installments as specified events occur during the filing process.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

OCTAGON 88 RESOURCES, INC.

(An exploration stage enterprise)

Notes to Financial Statements

June 30, 2008

Note 4 – Oil and gas properties:

On June 10, 2008, we executed a Farm-in Letter Agreement with Unitech Energy Resources, Inc. (“Unitech”), of Calgary, Alberta, Canada.  Under the agreement, we agreed to acquire a 50% working interest in Alberta, Canada Petroleum and Natural Gas Agreement Number 050606526, (the “Lease”) which Lease is held by Unitech, and which comprises approximately 640 acres of petroleum and natural gas exploitation rights from the surface to the basement, excepting Natural Gas in the Jurassic Detrital formation and the Pekisko formation, and which Lease is located in central Alberta, Canada, at section 14, Township 58, Range 13, W5 which is approximately 130 miles northwest of Edmonton, Alberta in the area known as “Goodwin”. The Lease is registered with the Government of Alberta, under the name of Unitech, our working interest partner that owns the other 50% working interest.

We agreed to pay Unitech $15,000 for our 50% working interest in the Lease. We have paid a $5,000 initial payment.  The balance of $10,000 is due within 30 days of the effective date of the registration statement we intend to file, or June 30, 2009, whichever occurs first.  The balance of $10,000 is not evidenced by a promissory note, and does not bear interest.

The Farm-in Letter Agreement requires that we pay 100% of all costs associated with drilling, re-completing, and testing, and thereafter both Parties will pay their respective 50% share of any go-forward costs.

Unitech is not affiliated with our Company. Unitech purchased a 100% working interest in the Lease at an Alberta Government auction on June 14, 2006 for the sum of Cdn$30,494. The Lease is for 5 years and expires on June 14, 2011 unless continued by the production of hydrocarbons, in which case the Lease will be continued until the Lease is abandoned. Unitech has performed initial geological analysis to try to determine the aerial extent of the anomalies but the results have been inconclusive. We plan to do additional work to more definitively delineate the aerial extent of the anomalies so that we can make a more informed determination of the exploration process going forward.

We have not yet retained a geologist or a firm of geologists to undertake this exploration program.  We plan to interview and retain a qualified consulting geologist or engineer upon the completion of our offering as we do not presently have sufficient funds to undertake the work program we anticipate.

Note 5 - Federal income tax:

We follow applicable FASB Statements regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

Inception, June 9, 2008 Through June 30, 2008
Refundable Federal income tax attributable to:
Current operations	$(300)
Nondeductible expenses	-
Change in deferred tax valuation allowance	300
Net refundable amount	-

OCTAGON 88 RESOURCES, INC.

(An exploration stage enterprise)

Notes to Financial Statements

June 30, 2008

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception, June 9, 2008 Through June 30, 2008
Deferred tax asset attributable to:
Net operating loss carryover	$300
Less, Valuation allowance	(300)
Net deferred tax asset	-

At June 30, 2008, we had an unused net operating loss carryover approximating $900 that is available to offset future taxable income; it expires beginning in 2028.

Note 6 – Related party transactions:

At June 30, 2008, we owed Bateman & Co., Inc., P.C., a corporation controlled by our majority shareholder, the amount of $927 for organizational costs it paid on our behalf.  The amount was repaid by us in July, 2008.

Note 7 – Issuance of shares:

As of June 30, 2008, the Company had issued shares of its $.0001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

06/09/08	Shares sold for cash	32,042,000	$.00047	$15,060
06/30/08	Cumulative Totals	32,042,000		$15,060

We sold 32,000,000 of the 32,042,000 shares for $15,040 in cash to Clinton F. Bateman, our President.  The remaining shares were sold for cash to Kara B. McDuffie, our CFO, who is the daughter of Clinton F. Bateman.

Note 8 - New accounting pronouncements:

The following recent accounting pronouncements:

•

FASB Statements

•

Number 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123,

•

Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,

•

Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,

•

Number 151, Inventory Costs – an amendment of ARB 43, Chapter 4,

•

Number 152, Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67,

OCTAGON 88 RESOURCES, INC.

(An exploration stage enterprise)

Notes to Financial Statements

June 30, 2008

•

Number 153, Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29,

•

Number 154, Accounting for Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3,

•

Number 155, Accounting for Certain Hybrid Financial Statements – an amendment of FASB Statements No. 133 and 140,

•

Number 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140,

•

and FASB Interpretations

•

Number 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others – and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,

•

Number 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51,

•

Number 47, Accounting for Conditional Asset Retirement Obligations,

•

Number 48, Accounting for Uncertainty in Income Taxes,

are not currently expected to have a material effect on our financial Statements.

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